Exhibit 99.1

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that Lawrence F. Maietta, whose signature appears below, constitutes and appoints Kenneth H. Globus as attorney-in-fact and agent for the undersigned solely for the purpose of executing reports required under Section 13 and 16 of the Securities and Exchange Act of 1934, and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, thereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

The undersigned further agrees to indemnify and hold harmless the appointee against any liability for any actions performed by that appointee in good faith on behalf of the undersigned pursuant to this power of attorney.

This power of attorney shall remain in effect until revoked by a subsequently filed instrument.

Dated: January 9, 2003

                                                     /s/ Lawrence F. Maietta
                                                     --------------------------
                                                     Lawrence F. Maietta